Exhibit 32

SECTION 1350 CERTIFICATION

This Report on Form 10-Q for the quarter ended September 30, 2006, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of Ameriana Bancorp as of and for the period covered by the report.

Date: November 13, 2006	By:	/s/ Jerome J. Gassen
	Name:	Jerome J. Gassen
	Title:	President and Chief Executive Officer

Date: November 13, 2006	By:	/s/ Bradley L. Smith
	Name:	Bradley L. Smith
	Title:	Senior Vice President – Treasurer and
Chief Financial Officer